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                                                                    EXHIBIT 10.4

                            INDEMNIFICATION AGREEMENT

      THIS AGREEMENT, made as of July 9, 1998, by and between PC Flowers & Gifts, Inc., a Delaware corporation (the "Corporation") and William J. Tobin, an individual (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Corporation, the Executive and Fingerhut Companies, Inc., a Minnesota corporation, have have entered into an Investor Subscription Agreement dated the date hereof (the "Investment Agreement"); and

      WHEREAS, in order to induce the Executive to enter into the Investment Agreement and certain other agreements contemplated thereby the Corporation has agreed to indemnify the Executive with respect to certain liabilities, as hereinafter provided;

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

      Section 1. Indemnification of the Executive by the Corporation.

      The Corporation shall reimburse, indemnify and hold harmless the Executive from, against and in respect of the following ("Claim(s)"): (i) any and all damage, loss, liability, claim or deficiency resulting from, or which exists or arises due to the purchase by the Executive or the Corporation of Common Stock of the Corporation at any time subsequent to June 1, 1996; and (ii) any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) resulting from the circumstances described in clause (i).

      Section 2. Method of Asserting Claims. The Executive will give prompt written notice to the Corporation of any Claims which he discovers or of which he receives notice after the date hereof and which might give rise to a Claim stating the nature, basis and (to the extent known) amount thereof. In case of any Claim arising from a suit by a third party or by any governmental body, or any legal, administrative or arbitration proceeding with respect to which the Corporation may have liability hereunder, the Corporation shall be entitled to control the defense thereof upon giving of notice to the Executive of its intent to do so. Each of the Corporation and the Executive will render to each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit or proceeding which may give rise to a Claim.

      Section 3. Notices. All notices, requests, other communications and distributions to any party hereunder shall be in writing (including prepaid overnight courier, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties.
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            If to the Corporation:

                  PC Flowers & Gifts, Inc.
                  134 Davenport Drive
                  Stamford, CT  06902

            If to the Executive:

                  William J. Tobin
                  134 Davenport Drive
                  Stamford, CT  06902

            In each case with a copy to:

                  Fingerhut Companies, Inc.
                  4400 Baker Road
                  Minnetonka, MN  55343
                  Attn:  Michael P. Sherman, Esq.

Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified on the signature pages hereof and the appropriate answerback is received (in the case of telex) or telephonic confirmation of receipt thereof is obtained (in the case of telecopy) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified on the signature pages hereof or when delivery at such address is refused.

      Section 4. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      Section 5. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Corporation and their respective successors and assigns.

      Section 6. Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Corporation and the Investor.

      Section 7. Applicable Law. This Agreement shall be interpreted under the internal laws of the State of New York.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       PC FLOWERS & GIFTS, INC.


                                       By /s/ William J. Tobin, President
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                                       /s/ William J. Tobin
                                       ----------------------------------
                                       William J. Tobin


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